Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2026 FINANCIAL RESULTS
~ Record Revenues of $937.3 million ~

New York, NY - August 21, 2026 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the fourth quarter and full year fiscal 2026, ended June 30, 2026.

Fourth Quarter Fiscal 2026 Financial Summary
•Revenues of $937.3 million
•GAAP diluted EPS of $4.70
•Non-GAAP diluted EPS of $4.73
Full Fiscal 2026 Financial Summary
•Revenues of $3.3 billion
•GAAP diluted EPS of $15.85
•Non-GAAP diluted EPS of $15.95

Additional Financial Highlights

•The Company's Board of Directors (the "Board") declared a $1.00 per share cash dividend payable on September 8, 2026 to shareholders of record at the close of business on August 31, 2026.
•The Company intends to pay regular quarterly cash dividends of at least $1.00 per share during each quarter of fiscal year 2027, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.
•The Company has extended the expiration date of its previously announced stock repurchase program, authorizing the Company to repurchase up to $500 million of its common stock through September 30, 2027, as disclosed in the Form 8-K filed on August 21, 2026.

Financial Highlights ($, in millions, except per share data)
(Unaudited)

Income statement highlights	4QF26	3QF26	4QF25
Revenues	937.3	788.2	759.2
Enterprise Technology	868.3	717.9	680.1
Service Provider Technology	69.0	70.3	79.0
Gross profit	429.3	370.7	342.7
Gross Profit (%)	45.8%	47.0%	45.1%
Total Operating Expenses	89.3	79.9	81.3
Income from Operations	340.0	290.8	261.4
GAAP Net Income	284.9	233.9	266.7
GAAP EPS (diluted)	4.70	3.86	4.41
Non-GAAP Net Income	286.5	235.1	214.4
Non-GAAP EPS (diluted)	4.73	3.88	3.54

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026(1)	2025(1)
Enterprise Technology	$868,314	$680,147	$2,972,302	$2,254,254
Service Provider Technology	69,009	79,006	301,860	319,291
Total revenues	$937,323	$759,153	$3,274,162	$2,573,545

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026(1)	2025(1)
North America	$507,381	$379,899	$1,743,978	$1,295,515
Europe, the Middle East and Africa	331,582	303,796	1,179,174	999,384
Asia Pacific	69,445	47,344	220,205	168,843
South America	28,915	28,114	130,805	109,803
Total revenues	$937,323	$759,153	$3,274,162	$2,573,545
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2026 and 2025, respectively.

Income Statement Items
Revenues
Revenues for the fourth quarter of fiscal 2026 were $937.3 million, representing an increase from the prior quarter of 18.9% and an increase from the comparable prior year period of 23.5%. On a full year basis, revenues for fiscal 2026 were $3.3 billion, representing a 27.2% increase compared to full year fiscal 2025.
The growth in revenues over the prior quarter and the comparable prior year periods were driven by increase in revenue from our Enterprise Technology platform, offset in part by a decrease in revenues from our Service Provider Technology platform.

Gross Profit Margin-Gross Profit as a percentage of Revenue

During the fourth quarter of fiscal 2026, GAAP gross profit was $429.3 million. GAAP gross margin of 45.8% decreased by 1.2% as compared to the prior quarter GAAP gross margin of 47.0% and increased by 0.7% as compared to the comparable prior year period GAAP gross margin of 45.1%. On a full year basis, fiscal 2026 GAAP gross profit was $1,511.4 million. Fiscal 2026 GAAP gross margin of 46.2% increased by 2.8% as compared to fiscal 2025 GAAP gross margin of 43.4%.
The decrease in gross profit margin as compared to the prior quarter was primarily driven by higher costs of components and higher shipping costs, offset in part by lower other indirect costs. The increase in gross profit margin as compared to the comparable prior year period was primarily driven by lower other indirect costs, offset in part by unfavorable product mix, higher shipping costs and higher costs of components. The increase in gross profit margin for full fiscal 2026 as compared to full fiscal 2025 was primarily driven by favorable product mix, lower other indirect costs offset in part by higher tariff costs.

During the fourth quarter of fiscal 2026, the Company experienced an increase in certain component costs. Component costs may continue to rise and availability may remain constrained. These factors may result in near-term pressure on our gross profit margins, particularly to the extent we are unable to offset higher component costs through pricing or other measures. In addition, ongoing supply constraints could limit our ability to meet customer demand and negatively impact our revenues and gross profit margins.

Research and Development

During the fourth quarter of fiscal 2026, research and development ("R&D") expenses were $53.0 million. This reflects an increase as compared to the R&D expenses of $51.8 million in the prior quarter and R&D expenses of $47.5 million in the comparable prior year period. On a full year basis, fiscal 2026 R&D expenses were $204.2 million, representing an increase of $34.5 million as compared to R&D expenses of $169.7 million for fiscal 2025.
The increase in R&D expenses as compared to the prior quarter was primarily driven by higher prototype-related expenses and software expenses, offset in part by lower employee-related expenses. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee-related expenses, software expenses and facility costs. The increase in R&D expenses for fiscal 2026 compared to fiscal 2025 was primarily driven by higher employee-related expenses, prototype-related expenses, facility costs and software expenses, offset in part by lower depreciation.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the fourth quarter of fiscal 2026 were $36.3 million. This reflects an increase as compared to the SG&A expenses of $28.1 million in the prior quarter and an increase compared to the SG&A expenses of $33.9 million in the comparable prior year period. On a full year basis, fiscal 2026 SG&A expenses were $121.8 million, reflecting an increase of $10.3 million as compared to SG&A expenses of $111.5 million for fiscal 2025.
The increase in SG&A costs as compared to the prior quarter was primarily attributable to higher professional fees, higher credit card processing fees associated with incremental webstore sales, employee-related expenses and marketing expenses. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher professional fees, higher credit card processing fees arising from incremental webstore sales, marketing expenses and employee-related expenses, offset in part by lower reserves taken against accounts receivables. The increase in SG&A costs for fiscal 2026 compared to fiscal 2025 was primarily attributable to higher credit card processing fees associated with incremental webstore sales, higher professional fees, marketing expenses, employee-related expenses and software expenses, offset in part by lower reserves taken against accounts receivables.
Interest Expense (Income) and Other, net
During the fourth quarter of fiscal 2026, the company reported Interest expense (income) and other, net ("I&O") income of $3.1 million. In the prior quarter and the comparable prior year period the company had reported I&O expense of $0.7 million and $3.2 million, respectively. On a full year basis, fiscal 2026 I&O expenses were $2.4 million, reflecting a decrease of $28.3 million as compared to the I&O expenses of $30.6 million for fiscal 2025.

The increase in I&O income compared to the prior quarter was primarily attributable to higher interest income and lower interest expense, driven by a decrease in outstanding debt and lower foreign exchange losses. The increase in I&O income compared to comparable prior year period was primarily driven by higher interest income and lower interest expense due to a decrease in outstanding debt. This was partially offset by higher foreign exchange losses.

The decline in I&O expense for fiscal 2026 as compared to fiscal 2025 was primarily driven by lower interest expense driven by a decrease in outstanding debt and lower interest rates and higher interest income on invested cash, offset in part by higher foreign exchange losses.
Income Taxes
The fourth quarter fiscal 2025 GAAP provision for income taxes reflected a benefit of $8.5 million, primarily as a result of an intercompany transfer of intangible properties. Please see pages 7 and 8 of this press release for non-GAAP adjustments to our financial results, including adjustments arising from this transaction.
Net Income and Earnings Per Share
During the fourth quarter of fiscal 2026, GAAP net income was $284.9 million and non-GAAP net income was $286.5 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 6.8% and 33.6%, respectively. The primary factors contributing to this growth were higher revenues and increased gross profit. Fourth quarter fiscal 2026 GAAP earnings per diluted share was $4.70, and non-GAAP earnings per diluted share was $4.73. Both measures increased from the comparable prior year period, with GAAP and non-GAAP earnings per diluted share increasing by 6.6% and 33.6% respectively. As discussed elsewhere in this press release, the difference between GAAP net income and non-GAAP net income for the fourth quarter of fiscal 2025 is primarily driven by the immediate recognition under GAAP of the $53.7 million deferred tax asset described in the prior paragraph.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statement regarding stock repurchases, any statement regarding the cost and availability of components, any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risks or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on our operations and financial results; the impact of public health problems on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2026, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026(1)	2025(1)
Revenues	$937,323	$759,153	$3,274,162	$2,573,545
Cost of revenues	508,069	416,423	1,762,788	1,456,094
Gross profit	$429,254	$342,730	$1,511,374	$1,117,451
Operating expenses:
Research and development	52,965	47,455	204,166	169,672
Sales, general and administrative	36,292	33,873	121,766	111,499
Total operating expenses	89,257	81,328	325,932	281,171
Income from operations	339,997	261,402	1,185,442	836,280
Interest (income) expense and other, net	(3,064)	3,191	2,367	30,628
Income before income taxes	343,061	258,211	1,183,075	805,652
Provision (Benefit) for income taxes	58,159	(8,494)	222,772	93,730
Net income	$284,902	$266,705	$960,303	$711,922
Net income per share of common stock:
Basic	$4.71	$4.41	$15.87	$11.77
Diluted	$4.70	$4.41	$15.85	$11.76
Weighted average shares used in computing net income per share of common stock:
Basic	60,522	60,491	60,510	60,480
Diluted	60,575	60,545	60,570	60,534
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2026 and 2025, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Twelve Months Ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Net Income	$284,902	$233,914	$266,705	$960,303	$711,922
Share-based compensation:
Cost of revenues	76	59	65	277	238
Research and development	1,403	1,052	1,331	5,078	5,238
Sales, general and administrative	563	501	476	2,089	1,732
Tax effect of Non-GAAP adjustment relating to Share-based compensation	(485)	(385)	(462)	(1,777)	(1,772)
Deferred Tax benefit from intangibles realignment transaction		—	(53,668)		(53,668)
Non-GAAP net income	$286,459	$235,141	$214,447	$965,970	$663,690
Non-GAAP diluted EPS	$4.73	$3.88	$3.54	$15.95	$10.96

Shares outstanding (Diluted)	60,575	60,572	60,545	60,570	60,534
Weighted-average shares used in Non-GAAP diluted EPS	60,575	60,572	60,545	60,570	60,534
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense, and the tax effects of these non-GAAP adjustments and the deferred tax benefit from intercompany intangibles realignment transaction.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740; and
• Deferred Tax benefit from intangibles realignment transaction.

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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